UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 3, 2008

1ST CENTURY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-148302	26-1169687
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1875 Century Park East, Suite 1400
Los Angeles, California 90067
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (310) 270-9500

(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 3, 2008, 1st Century Bancshares, Inc. (“Bancshares”) entered into employment agreements with its Chairman of the Board of Directors and Chief Executive Officer, Alan I. Rothenberg, and its President and Chief Operating Officer, Jason P. DiNapoli.  These employment agreements were approved by the Board of Directors of Bancshares (the “Board”).

Alan I. Rothenberg Employment Agreement

Mr. Rothenberg’s employment agreement has an initial term of three years, which automatically extends for additional one-year terms, unless and until either party gives notice of its desire that the term not be extended at least 60 days prior to the expiration of the then current term.  Pursuant to his employment agreement, Mr. Rothenberg will receive an annual base salary of $225,000 and is eligible to receive an annual bonus. The Board will determine if Mr. Rothenberg should receive an annual bonus and, if so, the amount of such bonus in its sole discretion.  In addition, Mr. Rothenberg is entitled to receive certain other benefits that Bancshares extends to all of its executive employees, such as life insurance, disability insurance, health, dental, vision and other insurance benefits and 401(k) plan participation.

Under the employment agreement, Bancshares may grant from time to time to Mr. Rothenberg shares of restricted stock under and subject to the terms and conditions of Bancshares’ Amended 2005 Equity Incentive Plan or such other plan that Bancshares is then regularly granting shares of restricted stock to its executive officers.

In the event the employment of Mr. Rothenberg is terminated by Bancshares for Cause, Mr. Rothenberg is only entitled to base salary earned, paid time off accrued and unreimbursed business expenses, each through the date of termination.

In addition to what Mr. Rothenberg is entitled to in the event of termination for Cause, if he is terminated without Cause or he terminates his employment for Good Reason, Mr. Rothenberg will receive: (i) a lump sum payment equal to two times the amount of his highest base salary and annual bonus within the three-year period preceding the termination, (ii) at the discretion of the Board, a prorated bonus for the number of months worked during the year of termination, and (iii) medical, disability and life insurance benefits (the “Continuation Benefits”) until the earlier of one year from the date of separation and the date he receives comparable coverage from another employer.

In addition to what Mr. Rothenberg is entitled to in the event of termination for Cause, if his employment is terminated on account of permanent disability he will continue to receive his base salary then in effect for a period of one year in accordance with Bancshares regular payroll practices and will also receive Continuation Benefits for a period of six months following the separation date.  If Mr. Rothenberg’s employment terminates due to his death, his estate shall be entitled to payment of any benefits pursuant to any life insurance policy, and any unvested shares of restricted stock shall immediately vest.

The employment agreement contains standard confidentiality and other business protection covenants, including a covenant not to compete.  Generally speaking, Mr. Rothenberg agrees not to compete with, induce any employees to leave or otherwise interfere with or disrupt the relationships between Bancshares and its employees, or divert or attempt to divert from Bancshares any of its customers, during the term of his employment and for a period of one year following his separation from

Bancshares.  The employment agreement also contains a standard indemnification provision.  In addition, Mr. Rothenberg may be entitled to a gross-up payment in the event he is subject to an excise tax under Section 4999 of the Internal Revenue Code as a result of payments made by Bancshares to or for his benefit.

The foregoing description of Mr. Rothenberg’s employment agreement is not complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Jason P. DiNapoli Employment Agreement

Jason P. DiNapoli’s employment agreement has an initial term of three years, which automatically extends for additional one-year terms, unless and until either party gives notice of its desire that the term not be extended at least 60 days prior to the expiration of the then current term.  Pursuant to his employment agreement, Mr. DiNapoli will receive an annual base salary of $250,000.  Mr. DiNapoli will be eligible to earn an annual bonus in accordance with the terms and conditions of the Bancshares 2008 Incentive Compensation Plan (the “2008 Plan”), which plan has been approved by the Board of Directors.  Under the 2008 Plan, the annual bonus will be based on the level of attainment by Mr. DiNapoli of various target goals established by the Board.  In addition, Mr. DiNapoli is entitled to receive certain other benefits that Bancshares extends to all of its executive employees, such as life insurance, disability insurance, health, dental, vision and other insurance benefits and 401(k) plan participation.

Under the employment agreement, Bancshares may grant from time to time to Mr. DiNapoli shares of restricted stock under and subject to the terms and conditions of Bancshares’ Amended 2005 Equity Incentive Plan or such other plan that Bancshares is then regularly granting shares of restricted stock to its executive officers.

In the event the employment of Mr. DiNapoli is terminated by Bancshares for Cause, Mr. DiNapoli is only entitled to base salary earned, paid time off accrued and unreimbursed business expenses, each through the date of termination.

In addition to what Mr. DiNapoli is entitled to in the event of termination for Cause, if he is terminated without Cause or he terminates his employment for Good Reason, Mr. DiNapoli will receive: (i) a lump sum payment equal to two times the amount of his highest base salary and annual bonus within the three-year period preceding the termination, (ii) at the discretion of the Board, a prorated bonus for the number of months worked during the year of termination, and (iii) Continuation Benefits until the earlier of one year from the separation date or the date he receives comparable coverage from another employer.

In addition to what Mr. DiNapoli is entitled to in the event of termination for Cause, if his employment is terminated on account of permanent disability he will continue to receive his base salary then in effect for a period of one year in accordance with Bancshares regular payroll practices and will also receive Continuation Benefits for a period of six months following the separation date.  If Mr. DiNapoli’s employment terminates due to his death, his estate shall be entitled to payment of any benefits pursuant to any life insurance policy, and any unvested shares of restricted stock shall immediately vest.

The employment agreement contains standard confidentiality and other business protection covenants, including a covenant not to compete.  Generally speaking, Mr. DiNapoli agrees not to compete with, induce any employees to leave or otherwise interfere with or disrupt the relationships between Bancshares and its employees, or divert or attempt to divert from Bancshares any of its customers, during the term of his employment and for a period of one year following his separation from Bancshares.  The employment agreement also contains a standard indemnification provision.  In addition, Mr. DiNapoli may be entitled to a gross-up payment in the event he is subject to an excise tax under Section 4999 of the Internal Revenue Code as a result of payments made by Bancshares to or for his benefit.

The foregoing description of Mr. DiNapoli’s employment agreement is not complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibits.

                Exhibit 10.1            Employment Agreement of Alan I. Rothenberg

                Exhibit 10.2            Employment Agreement of Jason P. DiNapoli

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST CENTURY BANCSHARES, INC.

Dated: September 3, 2008	By:	/s/ Jason P. DiNapoli
Jason P. DiNapoli
President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement for Alan I. Rothenberg
10.2	Employment Agreement for Jason P. DiNapoli